UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2020

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement

On April 7, 2020, Idera Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Pillar Partners Foundation, L.P. (the “Purchaser”), providing for a private placement transaction (the “Transaction”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company has issued and sold, for $5.0 million of aggregate consideration (the “First Closing”), (i) 3,039,514 shares (the “First Closing Shares”) of the Company’s common stock, par value 0.001 (the "Common Stock") and (ii) warrants to purchase 3,039,514 shares of Common Stock (the “First Closing Common Warrants”). Each First Closing Share and the associated First Closing Common Warrant had a combined purchase price of $1.645. Each combined purchase price included $0.125 for each share of Common Stock underlying each First Closing Common Warrant. The First Closing Common Warrants have an exercise price of $2.28 per share of Common Stock.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue and sell to the Purchaser, for $5.0 million of aggregate consideration (the “Second Closing”), (i) 2,747,252 shares of Common Stock (the “Second Closing Shares” and, together with the First Closing Shares, the “Shares”) (or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) in lieu of certain Second Closing Shares to the extent that purchasing such second Closing Shares will cause the Purchaser to beneficially own in excess of 19.99% of the total number of shares of Common Stock outstanding post transaction), and (ii) warrants to purchase up to 1,373,626 shares of Common Stock (the “Second Closing Common Warrants” and, together with the First Closing Common Warrants, the “Common Warrants”). Each Second Closing Share and the associated 0.5 Second Closing Common Warrant will have a combined purchase price of $1.82 and each Pre-Funded Warrant and the 0.5 associated Second Closing Common Warrant will have a combined purchase price of $1.81. Each combined purchase price includes $0.125 for each share of Common Stock underlying each Second Closing Common Warrant. The Second Closing will occur on or before December 30, 2020 and will be held on or before the fifth day following delivery of written notice by the Purchaser to the Company; provided, however, that if at any time after June 30, 2020, the Company’s Common Stock has achieved a closing price on the principal trading market of at least $3.01 per share for twenty (20) consecutive trading days, the Company may elect, in its sole discretion, to cancel the Second Closing.

The Pre-Funded Warrants issuable pursuant to the Securities Purchase Agreement have an exercise price of $0.01 per share of Common Stock and will be immediately exercisable upon issuance, provided that the Purchaser will be prohibited, subject to certain exceptions, from exercising a Pre-Funded Warrant for shares of Common Stock to the extent that immediately prior to or after giving effect to such exercise, the Purchaser, together with its affiliates and other attribution parties, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”), which percentage may be changed at the Purchaser’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company. The Pre-Funded Warrants do not have an expiration date.

The Common Warrants are exercisable at any time or times on or after the next business day after the date on which the Company publicly announces through the filing of a Current Report on Form 8-K that an amendment to the Company Restated Certificate of Incorporation, as amended, to sufficiently increase the Company’s authorized shares of Common Stock to cover the exercise of the Common Warrants into Common Stock has been filed with the Secretary of State of the State of Delaware, provided that the Purchaser will be prohibited, subject to certain exceptions, from exercising a Common Warrant for shares of Common Stock to the extent that the Purchaser would beneficially own in excess of the Beneficial Ownership Limitation, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company. The Common Warrants will expire three years from the date of issuance.

The securities issued and sold in connection with the Transaction are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Concurrently with the execution of the Securities Purchase Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with the Purchaser, pursuant to which the Purchaser agreed, in any annual, special or adjourned meeting of the shareholders of the Company at which the Company seeks approval of the stockholders of the Company to increase the authorized shares of Common Stock (or to effect a reverse split of the Common Stock) in an amount sufficient to cover the exercise of the Common Warrants (the “Required Shareholder Approval”), that it will vote, by proxy or otherwise, all of its shares of voting capital stock of the Company (i) in favor of such matter and any matter that would reasonably be expected to facilitate such Required Shareholder Approval, and (ii) against approval of any proposal made in opposition to such matters. The Voting Agreement will terminate upon the earliest to occur of (i) the date on which the Company receives the Required Shareholder Approval, (ii) the termination of the Securities Purchase Agreement in accordance with its terms and (iii) April 7, 2021.

In addition, concurrently with the execution of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed, following demand by the Purchaser to file with the Securities and Exchange Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities as promptly as reasonably practicable following such demand, and in any event within 60 days of such demand.

The foregoing descriptions of the Securities Purchase Agreement, Voting Agreement, Registration Rights Agreement and the form of the Pre-Funded Warrant and the Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, filed herewith as Exhibits 10.1, 4.3.,4.4, 4.1 and 4.2 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On April 7, 2020, the Company issued a press release announcing its entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

4.3	Voting Agreement, dated April 7, 2020, by and among Idera Pharmaceuticals, Inc. and Pillar Partners Foundation, L.P.

4.4	Registration Rights Agreement, dated April 7, 2020, by and among Idera Pharmaceuticals, Inc. and Pillar Partners Foundation, L.P.

10.1	Securities Purchase Agreement, dated April 7, 2020, by and among Idera Pharmaceuticals, Inc. and Pillar Partners Foundation, L.P.

99.1	Press Release of the Company, dated April 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

Dated: April 7, 2020	By:	/s/ Bryant D. Lim
Bryant D. Lim Senior V.P., General Counsel

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